UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2008

______________

PC UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	000-52804	65-0620172
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

504 NW 77th Street, Boca Raton, Florida 33487

(Address of Principal Executive Office) (Zip Code)

(561) 953-0390

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2008, the board of directors of PC Universe, Inc. (the “Company”) elected Bruce Martin to serve as a Class II director. Mr. Martin will hold office until the Company’s 2009 annual meeting of stockholders. Mr. Martin has not been named to any committees of the Company's board of directors, but may be appointed to a committee of the board in the future.

The Company is not aware of any arrangement or understanding between Mr. Martin and any other person, pursuant to which Mr. Martin was selected as a director. Neither Mr. Martin nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K. In connection with his service to the board of directors, the Company and Mr. Martin have agreed that he will be paid in accordance with the Company’s policy for independent director compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PC UNIVERSE, INC.
(Registrant)

Date: February 19, 2008	By:	/s/ THOMAS M. LIVIA
	Name:	Thomas M. Livia
	Title:	President and Co-Chief Executive Officer

3